UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: May 22, 2009
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On May 22, 2009, the Company’s Board of Directors and its Compensation Committee approved fiscal year 2010 base salaries, target annual incentives, and long-term incentive awards in the form of performance share grants and stock settled stock appreciation rights for the Company’s named executive officers, pursuant to the 2006 Stock Incentive Plan that was approved by the Company’s shareholders. No increases in base salaries or target annual incentives were approved for fiscal year 2010. The following long-term incentives were awarded:

			Stock Settled
		Performance	Appreciation
Name	Title	Shares (1)	Rights (2)
Martin Ellis	President and Chief Executive Officer	77,600	78,000
Kathleen Weigand	General Counsel, Senior Vice President of Human Resources	23,600	23,600
Anthony Mellina	Senior Vice President, General Manager Technology Solutions	23,600	23,600
Kenneth Kossin	Senior Vice President, Chief Financial Officer	21,100	21,100
Tina Stehle	Senior Vice President, General Manager Hospitality Solutions	21,100	21,100
Paul Civils	Senior Vice President, General Manager Retail Solutions	15,700	15,700
Curtis Stout	Vice President and Treasurer	13,200	13,200

(1)	Participants were awarded a target number of performance shares at the May 22, 2009 closing price of the Company’s common shares of $6.83. The shares will become earned based on the achievement of targeted adjusted EBITDA performance during the fiscal year ending March 31, 2010. Any shares that do not become earned shares will be forfeited by the participant. The number of shares that may be earned is capped at 175% of the above share awards. The awards will vest over a period of three years as follows:

% of Earned
Vesting Date	Shares Vested
Date of Form 10-K filing for the fiscal year ended March 31, 2010	34%
March 31, 2011	33%
March 31, 2012	33%
(2)	The Stock Settled Stock Appreciation Rights were granted on May 22, 2009, based on the closing price of the Company’s common shares on that date of $6.83. The rights will vest over a period of three years as follows:

% of Earned
Vesting Date	Shares Vested
March 31, 2010	33%
March 31, 2011	33%
March 31, 2012	34%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kenneth J. Kossin, Jr.
Kenneth J. Kossin, Jr.
Senior Vice President and Chief Financial Officer

Date: May 29, 2009